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EXHIBIT 11.1   COMPUTATION OF EARNINGS PER SHARE

                    CELLULAR TECHNICAL SERVICES COMPANY, INC.

                       COMPUTATION OF EARNINGS PER SHARE

                     (in 000's, except per share amounts)
                                (unaudited)

                                                          Three Months Ended
                                                              March 31,
                                                        ----------------------
                                                         1997            1996
                                                        ------          ------

Primary earnings per share:
  Net income (loss) for calculation
  of primary earnings per share                       $  4,414        $ (2,501)
                                                      --------        --------
                                                      --------        --------
Weighted average number of shares outstanding           22,639          21,609
Dilutive effect of outstanding stock options - based
  upon the Treasury Stock Method using average
  market price1                                          1,072
                                                      --------        --------
Weighted average number of shares, as adjusted, for
  calculation of primary earnings per share             23,711          21,609
                                                      --------        --------
                                                      --------        --------
Primary earnings (loss) per share2                     $   .19         $  (.12)
                                                      --------        --------
                                                      --------        --------

-----------------------------------
1 Common Stock equivalent shares have not been considered in the calculations for the three month period ended March 31, 1996 because the effect would be antidilutive.

2 Fully diluted earnings per share computations are not included since they would not materially change results presented on the primary earnings per share basis.

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